Exhibit 99.1

FOR IMMEDIATE RELEASE Castle Brands Inc. 570 Lexington Avenue New York, NY 10022 646-356-0200 www.castlebrandsinc.com
Investor Relations Contact: Integrated Corporate Relations Kathleen Heaney (203) 803-3585 ir@castlebrandsinc.com

Castle Brands Announces Engagement of Donald L. Marsh

 and
Resignation of CFO

NEW YORK, NY, March 20, 2007.  Castle Brands Inc. (AMEX:ROX), an emerging international premium spirits company announced today that it has engaged Donald L. Marsh as a senior consultant to advise and support the management team on financial and operational matters.  Mr. Marsh brings many years of substantial financial and operational experience to Castle Brands.  Mr. Marsh began his career at Chemical Bank and at age 37 was promoted to Executive Vice President.  More recently, Mr. Marsh was with Commonwealth Industries, Inc., a publicly traded metals company with over $1 billion in annual revenue.  During Mr. Marsh’s tenure at Commonwealth, he served as Chief Financial Officer and was responsible for all financial and administrative aspects of the business as well as several operational roles.

Castle Brands also announced today that Herbert Roberts, who had served as its Chief Financial Officer (CFO) for the past three months, resigned from his position for personal reasons.  No business, competitive or financial issues regarding the Company played a role in Mr. Robert’s decision.  With Mr. Roberts’ departure, Keith A. Bellinger, the Company’s President and Chief Operating Officer, has resumed responsibilities as the Principal Financial Officer of the Company.  A search for a new CFO is currently underway.  In the interim, Mr. Marsh will assist the management team of Castle Brands in the management and execution of finance-related matters.

Mark Andrews, the Company’s Chief Executive Officer commented, "We are fortunate to have attracted someone of the caliber of Don to work with our organization.  His extensive and successful business career will bring invaluable expertise to Castle Brands as the business continues to evolve and grow.  Although only with us briefly, Herb made an impact in the time he was here and we thank him for his contribution.”  Mr. Andrews further added, “We are fortunate to have a very talented management team in place.  I am excited about the opportunities Castle Brands has to build our current brands and expand our portfolio and look forward to our continued growth."

More about Castle Brands Inc.

Castle Brands is an emerging developer and international marketer of premium branded spirits within four growing categories of the spirits industry: vodka, rum, whiskey and liqueurs/cordials. Castle Brands' portfolio includes Boru® Vodka, Gosling's Rums™, Sea Wynde® Rum, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Jefferson's™ and Jefferson's Reserve® Bourbon, Sam Houston® Bourbon, Celtic Crossing® Liqueur, Pallini® Limoncello™, Raspicello™ and Peachcello™ and Brady's® Irish Cream.

Forward Looking Statements

This press release includes statements of our expectations, intentions plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We have used words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "thinks," "estimates," "seeks," "expects," "predicts," "could," "projects," "potential" and other similar terms and phrases, including references to assumptions, in this press release to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

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